Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 8, 2004 accompanying the financial statements of CNH Holdings, Inc. dba Cistera Networks for the year ended March 30, 2004, which is incorporated by reference into this Form S-8 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned reports.



                             /s/ Robison Hill & Company
                             Robison Hill & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             December 23, 2004